Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS

On July 20, 2006, WebMD Health Corp. (the “Company”) announced that it had agreed to acquire the interactive medical education, promotion and physician recruitment businesses of Medsite, Inc. (which we refer to as the Acquired Business or Medsite). The Company completed the acquisition on September 11, 2006. The purchase price for the Acquired Business was $41 million in cash, subject to customary post-closing adjustment based on net working capital at closing.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2006 and for the year ended December 31, 2005 combines the historical statements of operations of the Company and Medsite, giving effect to the acquisition as if it had occurred on January 1, 2005. We have adjusted the historical financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results. You should read this information in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements; and

•	the financial statements and related notes included in the Company’s Quarterly Reports on Form 10-Q for the respective quarterly periods ended June 30, 2006 and September 30, 2006 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005; and:

•	Medsite’s separate historical unaudited financial statements as of June 30, 2006 and for the six months ended June 30, 2006 included elsewhere in this filing; and

•	Medsite’s separate historical financial statements as of and for the year ended December 31, 2005 included elsewhere in this filing;

The unaudited pro forma condensed consolidated statements of operations have been prepared for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what the results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated statements of operations do not purport to project the future results of operations of the combined companies.

The unaudited pro forma condensed consolidated statements of operations have been prepared using the purchase method of accounting. Accordingly, the purchase price has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values at the dates indicated. The allocation of the purchase price is preliminary and is dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein.

WEBMD HEALTH CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
WITH MEDSITE, INC. AND SUBSIDIARY

STATEMENT OF OPERATIONS
FOR SIX MONTHS ENDED JUNE 30, 2006

	Historical		Pro Forma
	WebMD
	Health	Medsite	Adjustments		Combined
	(In thousands, except per share data)

Revenue	$106,663	$10,033	$(2,297	)(a)	$114,399
Costs and expenses:
Cost of operations	50,426	5,650	(596	)(b)	55,480
Sales and marketing	32,469	2,496	—		34,965
General and administrative	24,455	3,155	(856	)(c)	26,754
Depreciation and amortization	7,542	764	1,571	(d)	9,877
Impairment of investment	—	3,308	(3,308	)(e)	—
Interest income	2,916	304	(1,025	)(f)	2,195

Loss before income tax provision	(5,313)	(5,036)	(133)		(10,482)
Income tax provision	12	—	—		12

Net loss	$(5,325)	$(5,036)	$(133)		$(10,494)

Net loss per common share:
Basic and diluted	$(0.09)				$(0.19)

Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	56,054				56,054

The accompanying notes to the unaudited pro forma condensed consolidated statement of operations are an integral part of this statement.

WEBMD HEALTH CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
WITH MEDSITE, INC. AND SUBSIDIARY

STATEMENT OF OPERATIONS
FOR YEAR ENDED DECEMBER 31, 2005

	Historical		Pro Forma
	WebMD
	Health	Medsite	Adjustments		Combined
	(In thousands, except per share data)

Revenue	$168,938	$13,373	$(2,406	)(a)	$179,905
Costs and expenses:
Cost of operations	70,538	6,842	(396	)(b)	76,984
Sales and marketing	51,756	4,140	—		55,896
General and administrative	29,550	3,650	(118	)(c)	33,082
Depreciation and amortization	10,653	973	3,143	(d)	14,769
Interest income	1,790	328	(513	)(f)	1,605

Income (loss) before income tax provision	8,231	(1,904)	(5,548)		779
Income tax provision	486	—	—		486

Net income (loss)	$7,745	$(1,904)	$(5,548)		$293

Net income per common share:
Basic and diluted	$0.15				$0.01

Weighted-average shares outstanding used in computing basic and diluted net income per common share:
Basic	50,132				50,132

Diluted	50,532				50,532

The accompanying notes to the unaudited pro forma condensed consolidated statement of operations are an integral part of this statement.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS

Note 1 — Basis of Pro Forma Presentation

WebMD Health Corp. (the “Company”) is a Delaware corporation that was incorporated on May 3, 2005. The Company completed an initial public offering (“IPO”) of Class A Common Stock on September 28, 2005. On September 11, 2006, the Company acquired the interactive medical education, promotion and physician recruitment businesses of Medsite, Inc. (which we refer to as the Acquired Business or Medsite). This acquisition is being accounted for as purchase business combinations under U.S. generally accepted accounting principles.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2006 combines the historical statement of operations of the Company for the six months ended June 30, 2006 with the historical statement of operations of Medsite for the six months ended June 30, 2006, and reflects the acquisition of Medsite as if it had occurred on January 1, 2005. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 combines the historical statement of operations of the Company for the year ended December 31, 2005, and the historical statement of operations of Medsite for the year ended December 31, 2005, and reflects the acquisition of Medsite as if it had occurred on January 1, 2005. Additionally, certain amounts in the historical financial statements of Medsite have been reclassified to conform to the Company’s financial statement presentation.

The pro forma condensed consolidated statements of operations presented herein are not necessarily indicative of the results of operations that would have resulted had the acquisition been completed at the date indicated, nor is it necessarily indicative of the results of operations of the combined companies in future periods.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. Additionally, the total estimated purchase price of the acquisition of Medsite has been allocated on a preliminary basis to assets and liabilities based on management’s current estimate of their fair values. These allocations are subject to change pending the completion of the final analyses of the purchase prices and fair values of assets acquired and liabilities assumed. Also, the total purchase price is subject to customary closing conditions which have not been finalized as of the date of this filing. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein. In connection with the preliminary allocation of the purchase price and intangible asset valuation, intangible assets subject to amortization were recorded as follows:

	Amount	Useful Lives

Medsite
Customer Relationships	$5,500	3 years
Technology	3,500	3 years
Trade Names	1,000	7 years

Note 2 — Pro Forma Adjustments

The following pro forma adjustments result from the allocation of the purchase price for the acquisition of Medsite based on the fair value of the assets, liabilities and commitments acquired.

The pro forma adjustments for Medsite related to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005 and for the six months ended June 30, 2006 assume the acquisition took place on January 1, 2005 and are as follows:

(a) To reflect revenues in accordance with the Company’s accounting policies to commence revenue recognition upon program launch.

(b) To reflect expenses in accordance with the Company’s accounting policies to expense program expenses as incurred.

(c) To eliminate professional services expenses incurred by Medsite that were directly attributable to the acquisition.

(d) Represents the amortization of intangible assets recorded at their fair value on the acquisition date assuming the transaction occurred on January 1, 2005.

(e) To eliminate the impairment of an investment not acquired by the Company.

(f) To reflect the estimated loss of interest income resulting from the $41,000,000 of funds utilized in the acquisition of Medsite for the six months ended June 30, 2006 and for the fourth quarter during the year ended December 31, 2005, after the completion of the Company’s IPO.